Exhibit 99.1

      Forest City Reports Second-Quarter and Year-to-Date Financial Results


    CLEVELAND--(BUSINESS WIRE)--Sept. 7, 2005--Forest City Enterprises, Inc. (NYSE:FCEA)(NYSE:FCEB) today announced revenues, net earnings and EBDT for the second quarter and six months ended July 31, 2005. All per-share figures are adjusted for the Company's two-for-one stock split effective July 11, 2005.
    Consolidated revenues reached record highs for the second quarter and first six months of fiscal 2005. Consolidated revenues for the first half increased 23.0 percent to $620.3 million compared with $504.5 million for the six months ended July 31, 2004. Second-quarter consolidated revenues increased 17.5 percent to $312.5 million compared with $266.0 million in the prior year's second quarter.
    Net earnings for the six months ended July 31, 2005 were $42.4 million, or $0.41 per share, compared with $42.0 million, or $0.41 per share, in 2004. Net earnings for the 2005 second quarter were $20.2 million, or $0.20 per share, compared with $34.8 million, or $0.34 per share, in 2004. Net earnings were even for the first six months and down for the quarter ended July 31, 2005, primarily due to the timing of dispositions of operating properties in 2004, partially offset by a favorable change in the Company's effective tax rate (resulting from a change in the Ohio tax law) in 2005. The year-to-date comparison was also affected by a one-time charge to earnings from the adoption of FASB Interpretation No. 46 (R) in the first quarter of 2004.
    EBDT (Earnings Before Depreciation, Amortization and Deferred Taxes) for the six months ended July 31, 2005 was $132.6 million, or $1.29 per share, compared with last year's $126.1 million, or $1.24 per share. EBDT for the second quarter was $64.9 million, or $0.63 per share, compared with last year's second-quarter EBDT of $71 million, or $0.70 per share. The 4.0 percent increase in EBDT per share for the first half of the year resulted from an increase in comparable property net operating income, project openings and acquisitions (partially offset by the sales of operating properties and refinancings), and land sales. The loss for The Nets (basketball team), which the Company did not own in 2004, and 2004 EBDT from the Lumber Trading Group, which was sold in the fourth quarter of last year, partially offset the year-to-date increases in EBDT. These unfavorable items were the primary reasons EBDT per share was down
10.0 percent for the second quarter. The Company believes they will be more than offset during the second half of 2005.
    EBDT and EBDT per share are non-Generally Accepted Accounting Principle (GAAP) measures. A reconciliation of net earnings (the most directly comparable GAAP measure to EBDT) to EBDT is provided in the Financial Highlights table in this news release.

    Discussion of Business

    Charles A. Ratner, president and chief executive officer of Forest City Enterprises, said, "We opened three properties and acquired one through the first half of the fiscal year. We expect to open seven additional projects during the balance of the year. In 2005, our portfolio additions will be approximately $513.0 million of cost on a full consolidation basis and $586.7 million of cost at the Company's pro-rata share, as we approach becoming an $8 billion company.
    "During the second quarter, we moved forward with initial steps on our second military family housing project with the U.S. Navy and made significant progress on projects in our pipeline, including major leasing activity at five open-air regional lifestyle center projects totaling 4.3 million square feet."
    Comparable property net operating income (NOI) - defined as NOI from properties operated during comparable periods in both 2005 and 2004 - increased 2.8 percent in the first half of 2005. Year-to-date comparable property NOI for the retail portfolio was up 3.4 percent and the office portfolio was up 0.8 percent. The residential portfolio comparable property NOI increased 2.9 percent - reversing the downward trend experienced in the previous three years.
    Year-to-date fiscal 2005 comparable occupancies were up in total compared with the same period a year ago. Retail occupancies were 94 percent compared with 92 percent last year; office remained at 93 percent; and residential increased to 92 percent from 91 percent.
    Comparable property NOI, a non-GAAP financial measure, is based on the pro-rata consolidation method, also a non-GAAP financial measure. Included in this release is an exhibit that presents comparable property NOI on the full consolidation method.

    Real Estate Highlights

    A schedule of the Company's project openings and acquisitions, and the pipeline of projects under construction is included in this news release. Highlighted below are several of the Company's recent and upcoming project openings, projects under construction, and projects under development. The attached exhibit includes comparable project costs on both a pro-rata share and full consolidation basis.

    Openings and Acquisitions

    During the second quarter, Forest City opened Metro 417, the former Subway Terminal train station which has been transformed into 277 loft apartments in downtown Los Angeles. Forest City utilized local and federal tax credits and other historic preservation incentives to enhance the financial return and market competitiveness of this $78.0 million project (cost at the Company's full and pro-rata share).
    Also during the quarter, the Company acquired Ballston Common Office Center in Arlington, Virginia for $63.0 million. The 176,000-square-foot office building is 99 percent leased to three existing tenants, the largest of which is the U.S. Coast Guard. The office building sits above the Company's existing Ballston Common Mall, a four-level, 578,000-square-foot urban retail center.

    Projects Under Construction

    As of the end of the second quarter, Forest City's pipeline included 15 projects under construction, representing a cost of $801.2 million on a full consolidation basis and $1.3 billion of cost at the Company's pro-rata share. Seven of those properties - two retail centers, four rental residential communities and one condominium building - are scheduled to open in the second half of the 2005 fiscal year. These seven projects are valued at approximately $319.2 million on a full consolidation basis and $392.9 million at the Company's pro-rata share.
    Retail openings during the second half of the fiscal year are expected to include Southern California's new $151.4 million, 660,000-square-foot Simi Valley Town Center open-air regional lifestyle center featuring anchor stores Macy's and Robinsons-May. In Denver, Forest City will open the first phase of the 1.1-million-square-foot Northfield at Stapleton regional lifestyle center. At Victoria Gardens in Rancho Cucamonga, California, the performing arts/cultural center was "topped-off" and the Company announced that Bass Pro Shops will join the retail lineup at the 1.2-million-square-foot lifestyle center. The 1-million-square-foot San Francisco Centre retail project is also under construction and scheduled to open in fiscal 2006.
    Rental residential projects expected to open later this year include: the 264-unit Met Lofts in Los Angeles' growing South Park neighborhood; the 203-unit 100 Landsdowne, the final building to be completed at the Company's University Park at MIT biotechnology park; Ashton Mill, which is being transformed from an Industrial Revolution-era cotton mill into more than 190 apartment units near Providence, Rhode Island; and Sterling Glen of Lynbrook, a 100-unit senior-housing community on Long Island.
    Forest City currently has under construction a 502-unit apartment community at the Company's Central Station land development project in Chicago. Scheduled to open in fiscal 2006, this residential development is Forest City's first rental apartment community at Central Station, where the Company continues to work with its partners to develop condominiums. As a result of these experiences, together with the strong for-sale housing market, Forest City has started marketing units at its 37-story 1100 Wilshire condominium development in downtown Los Angeles. The project's first marketing event resulted in the sale of 106 of the community's 228 units in the first week. Forest City is also in the early stages of construction at 3800 Wilshire, a 238-unit condominium project - the Company's second in downtown Los Angeles.

    Projects Under Development

    At the end of the second quarter, Forest City had more than 25 projects under development, representing approximately $2 billion. Forest City anticipates that six of these projects will begin construction by late 2005, representing project costs of $385.2 million on a full consolidation basis and $429.1 million of cost at the Company's pro-rata share.
    During the quarter, Forest City reached important milestones at three retail projects under development:

    -- The Orchard Town Center, Westminster, Colorado: Forest City announced that Foley's department store has joined JC Penney and AMC Theatres as anchors for the $113.6 million (projected cost at the Company's full and pro-rata share), 900,000-square-foot mixed-use center.

    -- The Promenade at Bolingbrook, suburban Chicago: Marshall Field's will join Bass Pro Shops as anchors for phase two of the $108.7 million (projected cost at the Company's full and pro-rata share), approximately 1-million-square-foot open-air regional lifestyle center. Phase one, which includes an IKEA anchor store, is currently under construction.

    -- The Shops at Wiregrass, Tampa, Florida: This 600,000-square-foot shopping and entertainment center, representing a cost of $113.2 million at full consolidation and $75.5 million at the Company's pro-rata share, will be anchored by Florida's first prototype, stand-alone JC Penney store, and a Dillard's department store.

    Also during the quarter, Forest City moved forward with initial steps on its second military family housing project with the U.S. Navy. The project will involve owning, operating, managing, maintaining and renovating nearly 1,900 residential units in Illinois and Indiana. Forest City's first military housing project involves the ownership, redevelopment and management of approximately 1,950 family housing units at five existing Navy communities in Hawaii.

    Denver Stapleton Update

    Forest City's Stapleton mixed-use development in Denver continues to grow and attract additional residents and retail tenants. Residential development remained strong during the second quarter with 203 homes sold and 206 homes occupied. Since inception in 2001, Stapleton has had 2,116 homes sold and 1,693 occupied; more than 4,000 people are living at Stapleton today. In addition, three new public schools are now open at Stapleton, with a fourth under construction and scheduled to open next year.
    Retail development also continues to grow. During the quarter, Forest City continued construction of Northfield at Stapleton, a 1.1-million-square-foot regional lifestyle center. As previously mentioned, the first phase, featuring anchor tenants Bass Pro, Super Target and Circuit City, will open in the fourth quarter of 2005. This project represents a cost of $177 million.

    Science + Technology Group Update

    Forest City's Science + Technology Group is an outgrowth of the Company's work as the master developer of University Park at MIT near Boston, one of the nation's largest biotechnology office parks. The new group specializes in designing, developing, leasing and managing state-of-the-art office and lab facilities for the life sciences field. In addition to University Park at MIT, the group has completed a 123,000-square-foot research facility for the University of Pennsylvania.
    The group currently has two other projects for the life sciences industry under development and scheduled to begin construction later this year. In the Chicago suburb of Skokie, Illinois, Forest City is beginning redevelopment of a 22-acre technology and research park known as Illinois Science + Technology Park. The Company plans to renovate or redevelop four existing structures and replace others with new research and office facilities.
    Forest City has begun development of the first phase of an 80-acre mixed-use project adjacent to the Johns Hopkins University medical campus in East Baltimore, Maryland. Forest City plans to develop the first phase with approximately 1 million square feet of life sciences and office space and up to 850 residential units. Johns Hopkins has committed to occupy at least 100,000 square feet of the first 275,000-square-foot life sciences building.
    Early in the third quarter, Forest City was selected to participate in exclusive negotiations with Case Western Reserve University School of Medicine to develop a 14-acre medical research office campus in Cleveland. The first phase would involve creating as much as 500,000 square feet of research and technology space, with the university as the main tenant. Full build-out of the "West Quad" site could provide up to 2 million square feet of academic, office and laboratory space.

    Financing Activity

    The real estate capital markets remain very attractive with an abundance of debt capital available at historically low spreads. These attractive debt terms together with a steady supply of equity capital available for investment continue to make the real estate property markets a particularly attractive seller's market. Through the first half of the fiscal year, Forest City disposed of $43 million in properties, and has disposed of an additional $67 million in properties in the second half of 2005. The Company continues to take advantage of all these factors through property sales and refinancings, with primary emphasis on locking in long-term fixed-rate nonrecourse mortgages.
    During the first six months of 2005, Forest City closed on transactions totaling $519.8 million in nonrecourse mortgage financings, including $135.5 million for new developments and acquisitions, $350.4 million in refinancings, and $33.9 million in loan extensions. Mortgage debt was reduced by $28.2 million in the first six months of 2005 as a result of property dispositions.
    At July 31, 2005, the Company's weighted average cost of mortgage debt increased to 5.89 percent from 5.57 percent at July 31, 2004, primarily due to the general increase in interest rates in the Company's variable rate portfolio. Fixed-rate mortgage debt, which represented 70 percent of the Company's total nonrecourse mortgage debt, decreased from 6.64 percent at July 31, 2004 to 6.39 percent at July 31, 2005. Variable-rate mortgage debt increased from 3.48 percent at July 31, 2004 to 4.75 percent at July 31, 2005 - the increase approximating the increase in short-term rates due to the Federal Reserve Board's tightening of interest rates over the same period.

    Outlook

    Ratner said, "The increases in our comparable NOI, combined with the new projects that have opened in recent years or will open later this year and robust land sales, will continue to drive our growth. We are pleased to note that comparable NOI in our residential business has been improving and we hope this trend will continue. We are also capitalizing on our core competencies in mixed-use projects, regional lifestyle centers, life sciences development, and unique apartment communities in good markets.
    "We grow our business primarily through internally generated funds, and have proactively taken advantage of the recent robust real estate capital markets - driven by historically low interest and capitalization rates. As a result, we have completed a significant amount of refinancing activity and property dispositions. While this has had a short-term impact on EBDT, it has allowed us to invest heavily in our development pipeline, thereby enhancing our opportunities for continued long-term growth and value creation.
    "Our pursuit of large, complex projects in our core markets with high barriers to entry is continuing. We have seven more openings scheduled for fiscal 2005, which will be followed by completion of additional high-impact projects such as San Francisco Centre urban retail center in fiscal 2006 and the New York Times headquarters building in fiscal 2007.
    "Building on our first-half results, we are confident that 2005 will be our 26th consecutive year of EBDT growth."

    Corporate Description

    Forest City Enterprises, Inc. is a $7.4 billion NYSE-listed national real estate company. The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate throughout the United States.

    Supplemental Package

    Please refer to the Investor Relations section of the Company's website at www.forestcity.net for a Supplemental Package, which the Company will also furnish to the Securities and Exchange Commission on Form 8-K. This Supplemental Package includes operating and financial information for the second quarter and six months ended July 31, 2005, with reconciliations of non-GAAP financial measures, such as comparable net operating income and pro-rata financial statements, to their most directly comparable GAAP financial measures.

    EBDT

    The Company uses an additional measure, along with net earnings, to report its operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly titled measures reported by other companies.
    The Company believes that EBDT provides additional information about its core operations and, along with net earnings, is necessary to understand its operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. The Company believes EBDT is important to investors because it provides another method for the investor to measure its long-term operating performance, as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.
    EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges from real estate operations of Forest City Rental Properties Corporation, a wholly owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes;
iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings of the equity method investment.
    EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP, in the table titled Financial Highlights below and in the Company's Supplemental Package, which the Company will also furnish to the SEC on Form 8-K. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because it believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties. The Company's EBDT may not be directly comparable to similarly titled measures reported by other companies.

    Pro-Rata Consolidation Method

    This press release contains certain financial measures prepared in accordance with GAAP under the full consolidation accounting method and certain financial measures prepared in accordance with the pro-rata consolidation method, a non-GAAP financial measure. The Company presents certain financial amounts under the pro-rata method because it believes this information is useful to investors as this method reflects the manner in which the Company operates its business. In line with industry practice, the Company has made a large number of investments in which its economic ownership is less than 100 percent as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the Company presents its investments proportionate to its share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities as consolidated at 100 percent if deemed to be under its control or if the Company is deemed to be the primary beneficiary of the variable interest entities ("VIE"), even if its ownership is not 100 percent. The Company provides reconciliations from the full consolidation method to the pro-rata consolidation method, in the exhibits below and throughout its Supplemental Package, which the Company will also furnish to the SEC on Form 8-K.

    Safe Harbor Language

    Statements made in this news release that state the Company or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, real estate development and investment risks, economic conditions in the Company's target markets, reliance on major tenants, the impact of terrorist acts, the Company's substantial leverage and the ability to service debt, guarantees under the Company's credit facility, changes in interest rates, continued availability of tax-exempt government financing, the sustainability of substantial operations at the subsidiary level, significant geographic concentration, illiquidity of real estate investments, dependence on rental income from real property, conflicts of interest, competition, potential liability from syndicated properties, effects of uninsured loss, environmental liabilities, partnership risks, litigation risks, risks associated with an investment in a professional sports franchise, and other risk factors as disclosed from time to time in the Company's SEC filings, including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2005.


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
               Six Months Ended July 31, 2005 and 2004
            (dollars in thousands, except per share data)

                              Three Months Ended,        Increase
                                    July 31,             (Decrease)
                            ------------------------ -----------------
                                2005        2004      Amount   Percent
                            ------------------------ --------- -------
Operating Results:
Earnings from continuing
 operations                     $20,260     $32,986  $(12,726)
Discontinued operations, net
 of tax and minority
 interest (1)                       (96)      1,837    (1,933)
Cumulative effect of change
 in accounting principle,
 net of tax                           -           -         -
                            ------------------------ ---------
Net earnings                    $20,164     $34,823  $(14,659)
                            ======================== =========
Earnings Before
 Depreciation, Amortization
 and Deferred Taxes
 (EBDT) (2)                     $64,927     $70,995   $(6,068)   -8.5%
                            ======================== =========

Reconciliation of Net
 Earnings to Earnings Before
 Depreciation, Amortization
 and Deferred Taxes
 (EBDT) (2):

  Net Earnings                  $20,164     $34,823  $(14,659)

  Depreciation and
   amortization - Real
   Estate Groups (5)             45,965      43,461     2,504
  Depreciation and
   amortization - equity
   method investments (3)             -           -         -

  Amortization of mortgage
   procurement costs - Real
   Estate Groups                  2,902       4,289    (1,387)

  Deferred income tax
   expense - Real Estate
   Groups (6)                    (2,998)     22,331   (25,329)

  Deferred income tax
   expense - Non-Real Estate
   Groups: (6)
     Gain on disposition of
      other investments              (4)          -        (4)
     Gain on disposition of
      Lumber Group                    -          89       (89)

  Current income tax expense
   on non-operating
   earnings: (6)
     Gain on disposition of
      other investments              (2)          -        (2)
     Gain on disposition
      included in discontinued
      operations                      -        (359)      359
     Gain on disposition
      recorded on equity method    (187)       (209)       22

 Straight-line rent
  adjustment (4)                 (1,987)     (1,386)     (601)

 Provision for decline in
  real estate, net of
  minority interest               1,074           -     1,074

 Provision for decline in
  real estate recorded on
  equity method                       -           -         -

 Gain on disposition
  recorded on equity method           -     (31,996)   31,996

 Gain on disposition of
  other investments                   -           -         -

 Discontinued operations:(1)
     Gain on disposition of
      rental properties               -      (1,807)    1,807
     Gain on disposition of
      a division                      -       1,093    (1,093)
     Minority interest -
      Gain on sale                    -         666      (666)

  Cumulative effect of
   change in accounting
   principle, net of tax              -           -         -
                            ------------------------ ---------

  Earnings Before
   Depreciation,
   Amortization and
   Deferred Taxes (EBDT) (2)    $64,927     $70,995   $(6,068)   -8.5%
                            ======================== =========

Diluted Earnings per Common
 Share:

Earnings from continuing
 operations                       $0.20       $0.32    $(0.12)
Discontinued operations, net
 of tax and minority
 interest (1)                         -        0.02     (0.02)
Cumulative effect of change
 in accounting principle,
 net of tax                           -           -         -
                            ------------------------ ---------
Net earnings                      $0.20       $0.34    $(0.14)
                            ======================== =========

Earnings Before
 Depreciation, Amortization
 and Deferred Taxes
 (EBDT) (2)                       $0.63       $0.70    $(0.07)  -10.0%
                            ======================== =========

Operating earnings, net of
 tax (a non-GAAP financial
 measure)                         $0.25       $0.24     $0.01

Provision for decline in
 real estate, net of tax          (0.01)          -     (0.01)

Gain on disposition of
 rental properties and other
 investments, net of tax              -        0.20     (0.20)

Minority interest                 (0.04)      (0.10)     0.06

Cumulative effect of change
 in accounting principle,
 net of tax                           -           -         -
                            ------------------------ ---------
Net earnings                      $0.20       $0.34    $(0.14)
                            ======================== =========

Diluted weighted average
 shares outstanding         102,494,099 101,735,134   758,965
                            ======================== =========


                                Six Months Ended,        Increase
                                     July 31,            (Decrease)
                             ------------------------ ----------------
                                 2005        2004      Amount  Percent
                             ------------------------ -------- -------
Operating Results:
Earnings from continuing
 operations                      $42,572     $36,892   $5,680
Discontinued operations, net
 of tax and minority
 interest (1)                       (192)     16,395  (16,587)
Cumulative effect of change
 in accounting principle, net
 of tax                                -     (11,261)  11,261
                             ------------------------ --------
Net earnings                     $42,380     $42,026     $354
                             ======================== ========

Earnings Before Depreciation,
 Amortization and  Deferred
 Taxes (EBDT) (2)               $132,589    $126,116   $6,473     5.1%
                             ======================== ========

Reconciliation of Net
 Earnings to Earnings Before
 Depreciation, Amortization
 and Deferred Taxes
 (EBDT) (2):

  Net Earnings                   $42,380     $42,026     $354

  Depreciation and
   amortization - Real Estate
   Groups (5)                     92,237      86,354    5,883
  Depreciation and
   amortization - equity
   method investments (3)              -         237     (237)

  Amortization of mortgage
   procurement costs - Real
   Estate Groups                   5,633       6,313     (680)

  Deferred income tax expense
   - Real Estate Groups (6)        4,986      31,409  (26,423)

  Deferred income tax expense
   - Non-Real Estate Groups: (6)
      Gain on disposition of
       other investments             174           -      174
      Gain on disposition of
       Lumber Group                    -          89      (89)

  Current income tax expense
   on non-operating earnings: (6)
      Gain on disposition of
       other investments              60           -       60
      Gain on disposition
       included in
       discontinued
       operations                      -        (359)     359
      Gain on disposition
       recorded on equity
       method                      7,927        (209)   8,136

 Straight-line rent
  adjustment (4)                  (4,983)        538   (5,521)

 Provision for decline in
  real estate, net of
  minority interest                2,574           -    2,574

 Provision for decline in
  real estate recorded on
  equity method                      704           -      704

 Gain on disposition recorded
  on equity method               (18,497)    (31,996)  13,499

 Gain on disposition of other
  investments                       (606)          -     (606)

 Discontinued operations: (1)
      Gain on disposition of
       rental properties               -     (21,306)  21,306
      Gain on disposition of
       a division                      -       1,093   (1,093)
      Minority interest -
       Gain on sale                    -         666     (666)

  Cumulative effect of change
   in accounting principle,
   net of tax                          -      11,261  (11,261)
                             ------------------------ --------

  Earnings Before
   Depreciation, Amortization
   and Deferred Taxes
   (EBDT) (2)                   $132,589    $126,116   $6,473     5.1%
                             ======================== ========

Diluted Earnings per Common
 Share:

Earnings from continuing
 operations                        $0.41       $0.36    $0.05
Discontinued operations, net
 of tax and minority interest
 (1)                                   -        0.16    (0.16)
Cumulative effect of change
 in accounting principle, net
 of tax                                -       (0.11)    0.11
                             ------------------------ --------
Net earnings                       $0.41       $0.41       $-
                             ======================== ========

Earnings Before Depreciation,
 Amortization and Deferred
 Taxes (EBDT) (2)                  $1.29       $1.24    $0.05     4.0%
                             ======================== ========

Operating earnings, net of
 tax (a non-GAAP financial
 measure)                          $0.39       $0.38    $0.01

Provision for decline in real
 estate, net of tax                (0.02)          -    (0.02)

Gain on disposition of rental
 properties and other
 investments, net of tax            0.11        0.31    (0.20)

Minority interest                  (0.07)      (0.17)    0.10

Cumulative effect of change
 in accounting principle, net
 of tax                                -       (0.11)    0.11

                             ------------------------ --------
Net earnings                       $0.41       $0.41       $-
                             ======================== ========

Diluted weighted average
 shares outstanding          102,396,712 101,737,862  658,850
                             ======================== ========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                Six Months Ended July 31, 2005 and 2004
                        (dollars in thousands)

                                  Three Months Ended,    Increase
                                       July 31,          (Decrease)
                                  ------------------- ----------------
                                     2005     2004     Amount  Percent
                                  ------------------- ----------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:

Revenues from real estate
 operations
  Commercial Group                 $233,838 $194,625   $39,213
  Residential Group                  54,843   49,459     5,384
  Land Development Group             23,820   21,888     1,932
  Corporate Activities                    -        -         -
                                  ------------------- ---------
       Total Revenues               312,501  265,972    46,529   17.5%

Operating expenses                 (187,777)(147,230)  (40,547)
Interest expense, including early
 extinguishment of debt             (72,565) (58,785)  (13,780)
Amortization of mortgage
 procurement costs (5)               (3,504)  (5,047)    1,543
Depreciation and amortization (5)   (43,120) (37,325)   (5,795)
Interest income                       6,770    2,213     4,557
Equity in earnings of
 unconsolidated entities              9,880   43,650   (33,770)
Provision for decline in real
 estate recorded on equity method         -        -         -
Gain on disposition recorded on
 equity method                            -  (31,996)   31,996
Revenues from discontinued
 operations (1)                       1,554   42,314   (40,760)
Expenses from discontinued
 operations (1)                      (1,710) (39,109)   37,399
                                  ------------------- ---------

Operating earnings (a non-GAAP
 financial measure)                  22,029   34,657   (12,628)
                                  ------------------- ---------

Income tax expense (6)                3,716  (21,544)   25,260
Income tax expense from
 discontinued operations (1) (6)         60   (1,301)    1,361
Income tax expense on non-
 operating earnings items (see
 below)                                (569)  12,673   (13,242)
                                  ------------------- ---------

Operating earnings, net of tax (a
 non-GAAP financial measure)         25,236   24,485       751
                                  ------------------- ---------

Provision for decline in real
 estate                              (1,120)       -    (1,120)

Provision for decline in real
 estate recorded on equity method         -        -         -

Gain on disposition recorded on
 equity method                            -   31,996   (31,996)

Gain on disposition of other
 investments                              -        -         -

Gain on disposition of rental
 properties included in
 discontinued operations (1)              -    1,807    (1,807)
Gain on disposition of a division
 included in discontinued
 operations (1)                           -   (1,093)    1,093

Income tax benefit (expense) on
 non-operating earnings: (6)
     Provision for decline in real
      estate                            402        -       402
     Provision for decline in real
      estate recorded on equity
      method                             (7)       -        (7)
     Gain on disposition of other
      investments                         6        -         6
     Gain on disposition recorded
      on equity method                  168  (12,655)   12,823
     Gain on disposition of rental
      properties included in
      discontinued operations             -     (450)      450
     Gain on disposition of a
      division included in
      discontinued operations             -      432      (432)
                                  ------------------- ---------
Income tax expense on non-
 operating earnings (see above)         569  (12,673)   13,242
                                  ------------------- ---------

Minority interest in continuing
 operations                          (4,521)  (8,918)    4,397

Minority interest in discontinued
 operations: (1)
     Operating earnings                   -     (115)      115
     Gain on disposition of rental
      properties                          -     (666)      666
                                  ------------------- ---------
                                          -     (781)      781
                                  ------------------- ---------

Minority interest                    (4,521)  (9,699)    5,178
                                  ------------------- ---------

Cumulative effect of change in
 accounting principle, net of tax         -        -         -
                                  ------------------- ---------

Net earnings                        $20,164  $34,823  $(14,659)
                                  =================== =========


                                    Six Months Ended,     Increase
                                        July 31,          (Decrease)
                                   ------------------- ---------------
                                      2005     2004     Amount Percent
                                   ------------------- ---------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:

Revenues from real estate
 operations
  Commercial Group                  $453,537 $356,039  $97,498
  Residential Group                  107,303   95,239   12,064
  Land Development Group              59,474   53,217    6,257
  Corporate Activities                     -        -        -
                                   ------------------- --------
       Total Revenues                620,314  504,495  115,819   23.0%

Operating expenses                  (363,526)(283,939) (79,587)
Interest expense, including early
 extinguishment of debt             (143,547)(115,367) (28,180)
Amortization of mortgage
 procurement costs (5)                (6,762)  (7,009)     247
Depreciation and amortization (5)    (86,375) (74,062) (12,313)
Interest income                       13,739    4,052    9,687
Equity in earnings of
 unconsolidated entities              29,916   49,894  (19,978)
Provision for decline in real
 estate recorded on equity method        704        -      704
Gain on disposition recorded on
 equity method                       (18,497) (31,996)  13,499
Revenues from discontinued
 operations (1)                        3,044   90,967  (87,923)
Expenses from discontinued
 operations (1)                       (3,357) (82,943)  79,586
                                   ------------------- --------

Operating earnings (a non-GAAP
 financial measure)                   45,653   54,092   (8,439)
                                   ------------------- --------

Income tax expense (6)               (11,782) (25,067)  13,285
Income tax expense from
 discontinued operations (1) (6)         121  (10,920)  11,041
Income tax expense on non-operating
 earnings items (see below)            6,115   20,385  (14,270)
                                   ------------------- --------

Operating earnings, net of tax (a
 non-GAAP financial measure)          40,107   38,490    1,617
                                   ------------------- --------

Provision for decline in real
 estate                               (2,620)       -   (2,620)

Provision for decline in real
 estate recorded on equity method       (704)       -     (704)

Gain on disposition recorded on
 equity method                        18,497   31,996  (13,499)

Gain on disposition of other
 investments                             606        -      606

Gain on disposition of rental
 properties included in
 discontinued operations (1)               -   21,306  (21,306)
Gain on disposition of a division
 included in discontinued
 operations (1)                            -   (1,093)   1,093

Income tax benefit (expense) on
 non-operating earnings: (6)
     Provision for decline in real
      estate                             995        -      995
     Provision for decline in real
      estate recorded on equity
      method                             272        -      272
     Gain on disposition of other
      investments                       (234)       -     (234)
     Gain on disposition recorded
      on equity method                (7,148) (12,655)   5,507
     Gain on disposition of rental
      properties included in
      discontinued operations              -   (8,162)   8,162
     Gain on disposition of a
      division included in
      discontinued operations              -      432     (432)
                                   ------------------- --------
Income tax expense on non-operating
 earnings (see above)                 (6,115) (20,385)  14,270
                                   ------------------- --------

Minority interest in continuing
 operations                           (7,391) (16,105)   8,714

Minority interest in discontinued
 operations: (1)
     Operating earnings                    -     (256)     256
     Gain on disposition of rental
      properties                           -     (666)     666
                                   ------------------- --------
                                           -     (922)     922
                                   ------------------- --------

Minority interest                     (7,391) (17,027)   9,636
                                   ------------------- --------

Cumulative effect of change in
 accounting principle, net of tax          -  (11,261)  11,261
                                   ------------------- --------

Net earnings                         $42,380  $42,026     $354
                                   =================== ========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
               Six Months Ended July 31, 2005 and 2004
                            (in thousands)

1) Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties and a division which have been sold or held for sale are reported as discontinued operations.

2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) noncash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). See our discussion of EBDT in the news release.

3) Amount represents depreciation expense for certain syndicated properties accounted for on the equity method of accounting under both full consolidation and pro-rata consolidation (a non-GAAP financial measure). See our discussion of pro-rata consolidation in the news release.

4) The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

5) The following table provides detail of Depreciation and Amortization and Amortization of mortgage procurement costs. The Company's Real Estate Groups are owned by Forest City Rental Properties Corporation, a wholly-owned subsidiary engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.

                                 Depreciation and    Depreciation and
                                   amortization        amortization
                                ------------------  ------------------
                                Three Months Ended  Six Months Ended
                                     July 31,            July 31,
                                ------------------  ------------------
                                  2005     2004        2005     2004
                                ------------------  ------------------

Full Consolidation              $43,120   $37,325     $86,375 $74,062
Non-Real Estate Groups             (279)     (291)       (538)   (581)
                                ------------------  ------------------
Real Estate Groups Full
 Consolidation                   42,841    37,034      85,837  73,481
Real Estate Groups related to
 minority interest               (3,665)   (2,182)     (7,994) (4,071)
Real Estate Groups Equity Method  6,356     6,981      13,531  13,787
Real Estate Groups Discontinued
 Operations                         433     1,628         863   3,157
                                ------------------  ------------------
Real Estate Groups Pro-Rata
 Consolidation                  $45,965   $43,461     $92,237 $86,354
                                ==================  ==================

                                 Amortization of     Amortization of
                                     mortgage            mortgage
                                 procurement costs   procurement costs
                                ------------------  ------------------
                                Three Months Ended  Six Months Ended
                                     July 31,            July 31,
                                ------------------  ------------------
                                  2005     2004        2005     2004
                                ------------------  ------------------

Full Consolidation               $3,504    $5,047      $6,762  $7,009
Non-Real Estate Groups             (134)      (39)       (202)    (99)
                                ------------------  ------------------
Real Estate Groups Full
 Consolidation                    3,370     5,008       6,560   6,910
Real Estate Groups related to
 minority interest                 (779)   (1,131)     (1,545) (1,310)
Real Estate Groups Equity Method    304       337         603     564
Real Estate Groups Discontinued
 Operations                           7        75          15     149
                                ------------------  ------------------
Real Estate Groups Pro-Rata
 Consolidation                   $2,902    $4,289      $5,633  $6,313
                                ==================  ==================



            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                Six Months Ended July 31, 2005 and 2004
                            (in thousands)

                                     Three Months    Six Months Ended
                                     Ended July 31,       July 31,
                                   ----------------- -----------------
                                     2005     2004     2005     2004
                                   -------- -------- -------- --------
(6) The following table provides    (in thousands)    (in thousands)
 detail of Income Tax Expense
 (Benefit):

   (A) Operating earnings
         Current                   $(1,398) $(1,916) $(3,278)   $(954)
         Deferred                   (1,749)  10,805    8,945   13,366
                                   -------- -------- -------- --------
                                    (3,147)   8,889    5,667   12,412
                                   -------- -------- -------- --------

   (B) Provision for decline in
        real estate
         Deferred                     (402)       -     (995)       -
         Deferred - Equity method
          investment                     7        -     (272)       -
                                   -------- -------- -------- --------
                                      (395)       -   (1,267)       -
                                   -------- -------- -------- --------

   (C) Gain on disposition of other
        investments
         Current - Non-Real Estate
          Groups                        (2)       -       60        -
         Deferred - Non-Real Estate
          Groups                        (4)       -      174        -
                                   -------- -------- -------- --------
                                        (6)       -      234        -
                                   -------- -------- -------- --------

   (D) Gain on disposition recorded
        on equity method
         Current                      (187)    (209)   7,927     (209)
         Deferred                       19   12,864     (779)  12,864
                                   -------- -------- -------- --------
                                      (168)  12,655    7,148   12,655
                                   -------- -------- -------- --------

      Subtotal (A) (B) (C) (D)
        Current                     (1,587)  (2,125)   4,709   (1,163)
        Deferred                    (2,129)  23,669    7,073   26,230
                                   -------- -------- -------- --------
        Income tax expense          (3,716)  21,544   11,782   25,067
                                   -------- -------- -------- --------

   (E) Discontinued operations -
        Rental Properties
         Operating earnings
         Current                       (19)     273      (37)     328
         Deferred                      (41)    (246)     (84)    (181)
                                   -------- -------- -------- --------
                                       (60)      27     (121)     147

        Gain on disposition of
         rental properties
        Current                          -      162        -      162
        Deferred                         -      288        -    8,000
                                   -------- -------- -------- --------
                                         -      450        -    8,162
                                   -------- -------- -------- --------
                                       (60)     477     (121)   8,309
                                   -------- -------- -------- --------

      Subtotal (A) (B) (C) (D) (E)
        Current                     (1,606)  (1,690)   4,672     (673)
        Deferred                    (2,170)  23,711    6,989   34,049
                                   -------- -------- -------- --------
                                   $(3,776) $22,021  $11,661  $33,376
                                   -------- -------- -------- --------

   (F) Discontinued operations -
        Lumber Group
         Operating earnings
         Current                         -    1,231        -    1,923
         Deferred                        -       25        -    1,120
                                   -------- -------- -------- --------
                                         -    1,256        -    3,043
       Gain on disposition of a
        division
       Current                           -     (521)       -     (521)
       Deferred                          -       89        -       89
                                   -------- -------- -------- --------
                                         -     (432)       -     (432)
                                   -------- -------- -------- --------
                                         -      824        -    2,611
                                   -------- -------- -------- --------
      Subtotal (E) (F)                 (60)   1,301     (121)  10,920
                                   -------- -------- -------- --------

      Grand Total (A) (B) (C) (D)
       (E) (F)
        Current                     (1,606)    (980)   4,672      729
        Deferred                    (2,170)  23,825    6,989   35,258
                                   -------- -------- -------- --------
                                    (3,776)  22,845   11,661   35,987
                                   -------- -------- -------- --------
      Recap of Grand Total:
        Real Estate Groups
         Current                     1,246      378   12,424    3,386
         Deferred                   (2,998)  22,331    4,986   31,409
                                   -------- -------- -------- --------
                                    (1,752)  22,709   17,410   34,795
        Non-Real Estate Groups
         Current                    (2,852)  (1,358)  (7,752)  (2,657)
         Deferred                      828    1,494    2,003    3,849
                                   -------- -------- -------- --------
                                    (2,024)     136   (5,749)   1,192
                                   -------- -------- -------- --------
       Grand Total                 $(3,776) $22,845  $11,661  $35,987
                                   ======== ======== ======== ========



Development Pipeline
--------------------
July 31, 2005
2005 Openings and Acquisitions(4)
                                                      Cost at
                                                        FCE
                                                        Pro-
                                         Cost at        Rata
                             FCE   Pro-   Full          Share
                Dev         Legal  Rata  Consol- Total  (Non-
                (D)  Date   Owner- FCE % idation  Cost  (GAAP) Sq. ft.
Property/       Acq Opened/  ship%  (i)   (GAAP) at 100%  (b)  /No. of
Location        (A) Acquired (i)(1) (2)    (a)     (3)  (2)X(3) Units
---------------------------------------- -----------------------------
                                             (in millions)
                                         ---------------------
Retail Centers:
Saddle Rock
 Village/
 Aurora, CO      D   Q1-05  80.0% 100.0%  $35.0  $35.0  $35.0 378,000
                                         ---------------------========

Office:
Ballston Common
 Office Center/
 Arlington, VA   A   Q2-05  50.0% 100.0%  $63.0  $63.0  $63.0 176,000
                                         ---------------------========

Residential:
23 Sidney
 Street/
 Cambridge, MA   D   Q1-05 100.0% 100.0%  $17.8  $17.8  $17.8      51
Metro 417 (m)/
 Los Angeles, CA D   Q2-05 100.0% 100.0%   78.0   78.0   78.0     277
                                         -----------------------------
                                          $95.8  $95.8  $95.8     328
                                         ---------------------========
Total 2005
 Openings (b)                            $193.8 $193.8 $193.8
                                         =====================

----------------------------------------------------------------------
Residential Phased-In Units (c)(e):
                                                        Opened in '05/
                                                            Total
                                                        --------------
Newport Landing/
 Coventry, OH    D  2002-05  50.0% 50.0%   $0.0  $16.0   $8.0  60/336
Arbor Glen/
 Twinsburg, OH   D  2004-07  50.0% 50.0%    0.0   18.4    9.2  48/288
Woodgate/Evergreen
 Farms/Olmsted
 Township, OH    D  2004-07  33.0% 33.0%    0.0   22.9    7.6 120/348
                                         -----------------------------
Total (b)(f)                               $0.0  $57.3  $24.8 228/972
                                         =============================
----------------------------------------------------------------------
See attached 2005 footnotes.


Development Pipeline
--------------------
July 31, 2005
Under Construction (15)
                                             Cost at
                                               FCE
                                               Pro-
                               Cost at         Rata
            Anti-  FCE   Pro-   Full           Share
Pro-    Dev cipat- Legal Rata  Consol-  Total  (Non-             Pre-
perty/  (D)  ed   Owner- FCE % idation  Cost   GAAP)  Sq. ft./   Lea-
Loc-    Acq Open-  ship%  (i)  (GAAP)  at 100%  (b)    No. of    sed
ation   (A)  ing  (i)(1)  (2)    (a)     (3)  (2)X(3)   Units      %
----------------------------------------------------------------------
                                    (in millions)
                              -------------------------
Retail
 Centers:
Simi Valley
 Town Center/
 Simi Valley,
 CA      D  Q3-05  85.0%100.0%$151.4   $151.4   $151.4   660,000   90%
Short Pump
 Expansion/
 Richmond,
 VA      D  Q3-05  50.0%100.0%  27.3     27.3     27.3    88,000   84%
Northfield
 at Staple-
 ton (p)/   Q4-05/
 Denver,    Q1-06/
 CO      D  Q3-06  95.0%100.0% 176.7    176.7    176.7 1,140,000(n)65%
San
 Francisco
 Centre -
 Emporium
 (c)(j)/
 San
 Francisco,
 CA      D  Q3-06  50.0% 50.0%   0.0    425.0    212.5   964,000(o)36%
Bolingbrook
 South/
 Bolingbrook,
 IL      D  Q1-07 100.0%100.0% 108.7    108.7    108.7   698,000   30%
                              ----------------------------------
                              $464.1   $889.1   $676.6 3,550,000
                              -------------------------=========
Office:
New York Times
 (c)/
 Manhattan,
 NY      D  Q2-07  28.0% 40.0%  $0.0   $415.0   $166.0   734,000    0%
                              -------------------------=========

Residential:
Ashton Mill/
 Providence,
 RI      D  Q3-05 100.0%100.0% $44.8    $44.8    $44.8       193
Sterling
 Glen of
 Lynbrook
 (g)(k)/
 Lynbrook,
 NY      D  Q3-05  80.0% 80.0%  29.4     29.4     23.5       100
100
 Landsdowne
 Street/
 Cambridge,
 MA      D  Q4-05 100.0%100.0%  66.3     66.3     66.3       203
Met Lofts
 (c)/
 Los
 Angeles,
 CA      D  Q4-05  50.0% 50.0%   0.0     64.5     32.3       264
1255 S.
 Michigan
 (Central
 Station)/
 Chicago,
 IL      D  Q2-06 100.0%100.0% 125.6    125.6    125.6       502
Sterling
 Glen of
 Roslyn
 (g)(l)/
 Roslyn,
 NY      D  Q2-06  80.0% 80.0%  71.0     71.0     56.8       158
Ohana
 Military
 Communities
 (c)(e)/
 Honolulu,    2005-
 HI      D    2008  7.0%  7.0%   0.0    316.5     22.2     1,952
                              ----------------------------------
                              $337.1   $718.1   $371.5     3,372
                              -------------------------=========
Condominiums:
1100
 Wilshire
 (c)/
 Los
 Angeles,
 CA      D  Q4-05  40.0% 40.0%  $0.0   $118.2    $47.3       228
3800
 Wilshire
 (c)/
 Los
 Angeles,
 CA      D  Q3-06  40.0% 40.0%   0.0    125.4     50.2       238
                              ----------------------------------
                                $0.0   $243.6    $97.5       466
                              -------------------------=========

Total Under
 Construction
 (b)(h)                       $801.2 $2,265.8 $1,311.6
                              =========================
LESS: Above
 properties to
 be sold as
 condominiums                   $0.0   $243.6    $97.5
                              -------------------------
Under
 Construction
 less
 Condominiums                 $801.2 $2,022.2 $1,214.1
                              =========================

----------------------------------------------------------------
Residential
 Phased-In
 Units Under
 Construction                                           Under
 (c)(e):                                                Const./
                                                        Total
                                                       --------
Arbor Glen/
 Twinsburg  2004-
 OH       D   07    50.0% 50.0%  $0.0    $18.4     $9.2   96/288
Woodgate/
 Evergreen
 Farms/
 Olmsted
 Township,  2004-
 OH       D   07    33.0% 33.0%   0.0     22.9      7.6  228/348
Pine Ridge
 Expansion/
 Willoughby
 Hills,     2005-
 OH      D   06    50.0% 50.0%   0.0     16.4      8.2  162/162
                              ----------------------------------
 Total
  (b)(q)                        $0.0    $57.7    $25.0  486/798
                              ==================================
----------------------------------------------------------------
See attached 2005 footnotes.


Development Pipeline
--------------------
2005 FOOTNOTES
--------------

(a) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").
(b) Cost at pro-rata share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a Non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.
(c) Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.
(d) Not used.
(e) Phased-in openings. Costs are representative of the total project.
(f) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $24.8 million of cost consists of the Company's share of cost for unconsolidated investments of $24.8 million.
(g) Supported-living property.
(h) The difference between the full consolidation amount (GAAP) of $801.2 million of cost to the Company's pro-rata share (a non-GAAP measure) of $1,311.6 million of cost consists of a reduction to full consolidation for minority interest of $20.1 million of cost and the addition of its share of cost for unconsolidated investments of $530.5 million.
(i) As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For these projects, the Company provides funding for certain of its partners' equity contributions. The Company consolidates its investments in these projects in accordance with FIN No. 46(R) at a consolidation percentage that is reflected in the Pro-Rata FCE % column. These advances entitle the Company to a preferred return on investment, which is payable from cash flows of each respective property. At the point the Company is no longer entitled to a preferred return on a particular joint venture because the partner's advance has been repaid in full, the Company's net assets will be adjusted to its intended ownership percentage (reflected in the FCE Legal Ownership % column) by recording a minority interest to reflect the amount of the partner's claim on those net assets.
(j) This project will also include the acquisition of an adjacent retail center totaling 508,000 square feet.
(k) Formerly Tanglewood Crest.
(l) Formerly Bryant Landing.
(m) Formerly Subway Terminal.
(n) Includes 30,000 square feet of office space.
(o) Includes 235,000 square feet of office space.
(p) Phased opening: Phase I opens Q4-05, Phase II opens Q1-06, Phase III opens Q3-06
(q) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $25.0 million of cost consists of Forest City's share of cost for unconsolidated investments of $25.0 million.


           Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (GAAP) (in thousands):

                             Three Months Ended July 31, 2005
                    --------------------------------------------------
                                          Plus
                                         Unconsol-
                                          idated     Plus
                      Full      Less     Invest-    Discont-  Pro-Rata
                      Consol-  Minority  ments at    inued     Consol-
                      idation  Interest  Pro-Rata  Operations  idation
                    --------------------------------------------------
 Revenues from real
  estate operations $312,501   $31,737    $74,621     $1,554 $356,939
 Exclude straight-
  line rent
  adjustment (1)      (3,822)        -          -          -   (3,822)
                    --------------------------------------------------
 Adjusted revenues   308,679    31,737     74,621      1,554  353,117

 Operating expenses  187,777    15,999     45,737        735  218,250
 Add back
  depreciation and
  amortization for
  non-Real Estate
  Groups (b)             279         -      1,683          -    1,962
 Add back
  amortization of
  mortgage
  procurement costs
  for non-Real
  Estate Groups (d)      134         -        (22)         -      112
 Exclude straight-
  line rent
  adjustment (2)      (1,835)        -          -          -   (1,835)
                    --------------------------------------------------
 Adjusted operating
  expenses           186,355    15,999     47,398        735  218,489

 Add interest income   6,770       599        327          -    6,498
 Add equity in
  earnings of
  unconsolidated
  entities             9,880         -     (7,383)         -    2,497
 Remove gain on
  disposition
  recorded on equity
  method                   -         -          -          -        -
 Add back equity
  method
  depreciation and
  amortization
  expense (see
  below)               6,660         -     (6,660)         -        -
                    --------------------------------------------------

 Net Operating
  Income             145,634    16,337     13,507        819  143,623

 Interest expense,
  including early
  extinguishment of
  debt               (72,565)   (7,326)   (13,507)      (535) (79,281)

 Gain on disposition
  of equity method
  rental properties
  (e)                      -         -          -          -        -

 Gain on disposition
  of rental
  properties and
  other investments        -         -          -          -        -

 Provision for
  decline in real
  estate              (1,120)      (46)         -          -   (1,074)

 Depreciation and
  amortization -
  Real Estate Groups
  (a)                (42,841)   (3,665)    (6,356)      (433) (45,965)

 Amortization of
  mortgage
  procurement costs
  - Real Estate
  Groups (c)          (3,370)     (779)      (304)        (7)  (2,902)

 Straight-line rent
  adjustment (1) +
  (2)                  1,987         -          -          -    1,987

 Equity method
  depreciation and
  amortization
  expense (see
  above)              (6,660)        -      6,660          -        -
                    --------------------------------------------------

 Earnings before
  income taxes        21,065     4,521          -       (156)  16,388

 Income tax
  provision            3,716         -          -         60    3,776
                    --------------------------------------------------

 Earnings before
  minority interest
  and discontinued
  operations          24,781     4,521          -        (96)  20,164

 Minority Interest    (4,521)   (4,521)         -          -        -
                    --------------------------------------------------
 Earnings from
  continuing
  operations          20,260         -          -        (96)  20,164

 Discontinued
  operations, net of
  tax and minority
  interest:
      Operating
       earnings from
       Lumber Group        -         -          -          -        -
      Operating
       earnings
       (loss) from
       rental
       properties        (96)        -          -         96        -
      Loss on
       disposition
       of division
       of Lumber
       Group               -         -          -          -        -
      Gain on
       disposition
       of rental
       properties          -         -          -          -        -
                    --------------------------------------------------
                         (96)        -          -         96        -
                    --------------------------------------------------
 Net earnings        $20,164        $-         $-         $-  $20,164
                    ==================================================

(a) Depreciation
  and amortization -
  Real Estate Groups $42,841    $3,665     $6,356       $433  $45,965
(b) Depreciation
  and amortization -
  Non-Real Estate
  Groups                 279         -      1,683          -    1,962
                    --------------------------------------------------
  Total
   depreciation
   and
   amortization      $43,120    $3,665     $8,039       $433  $47,927
                    ==================================================

(c) Amortization
  of mortgage
  procurement costs
  - Real Estate
  Groups              $3,370      $779       $304         $7   $2,902

(d) Amortization
  of mortgage
  procurement costs
  - Non-Real Estate
  Groups                 134         -        (22)         -      112
                    --------------------------------------------------
  Total
   amortization
   of mortgage
   procurement
   costs              $3,504      $779       $282         $7   $3,014
                    ==================================================

 (e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended July 31, 2004, three equity method investments were sold including Chapel Hill Mall, Chapel Hill Suburban, and Manhattan Town Center Mall, resulting in a pre-tax gain on disposition of $31,996 which is included in Equity in Earnings of Unconsolidated Entities in the Company's Consolidated Statement of Earnings.

                             Three Months Ended July 31, 2004
                    --------------------------------------------------
                                          Plus
                                         Unconsol-
                                          idated     Plus
                      Full      Less     Invest-    Discont-  Pro-Rata
                      Consol-  Minority  ments at   inued      Consol-
                      idation  Interest  Pro-Rata  Operations  idation
                    --------------------------------------------------

 Revenues from real
  estate operations $265,972   $42,479    $70,472     $7,417 $301,382
 Exclude straight-
  line rent
  adjustment (1)      (3,095)        -          -       (325)  (3,420)
                    --------------------------------------------------
 Adjusted revenues   262,877    42,479     70,472      7,092  297,962

 Operating expenses  147,230    25,987     41,297      3,364  165,904
 Add back
  depreciation and
  amortization for
  non-Real Estate
  Groups (b)             291         -          7          -      298
 Add back
  amortization of
  mortgage
  procurement costs
  for non-Real
  Estate Groups (d)       39         -         64          -      103
 Exclude straight-
  line rent
  adjustment (2)      (2,027)        -          -         (7)  (2,034)
                    --------------------------------------------------
 Adjusted operating
  expenses           145,533    25,987     41,368      3,357  164,271

 Add interest income   2,213       168       (379)        24    1,690
 Add equity in
  earnings of
  unconsolidated
  entities            43,650         -    (41,185)         -    2,465
 Remove gain on
  disposition
  recorded on equity
  method             (31,996)        -     31,996          -        -
 Add back equity
  method
  depreciation and
  amortization
  expense (see
  below)               7,318         -     (7,318)         -        -
                    --------------------------------------------------

 Net Operating
  Income             138,529    16,660     12,218      3,759  137,846

 Interest expense,
  including early
  extinguishment of
  debt               (58,785)   (4,429)   (12,218)    (2,311) (68,885)

 Gain on disposition
  of equity method
  rental properties
  (e)                 31,996         -          -          -   31,996

 Gain on disposition
  of rental
  properties and
  other investments        -         -          -      1,141    1,141

 Provision for
  decline in real
  estate                   -         -          -          -        -

 Depreciation and
  amortization -
  Real Estate Groups
  (a)                (37,034)   (2,182)    (6,981)    (1,628) (43,461)

 Amortization of
  mortgage
  procurement costs
  - Real Estate
  Groups (c)          (5,008)   (1,131)      (337)       (75)  (4,289)

 Straight-line rent
  adjustment (1) +
  (2)                  1,068         -          -        318    1,386

 Equity method
  depreciation and
  amortization
  expense (see
  above)              (7,318)        -      7,318          -        -
                    --------------------------------------------------

 Earnings before
  income taxes        63,448     8,918          -      1,204   55,734

 Income tax
  provision          (21,544)        -          -       (477) (22,021)
                    --------------------------------------------------

 Earnings before
  minority interest
  and discontinued
  operations          41,904     8,918          -        727   33,713

 Minority Interest    (8,918)   (8,918)         -          -        -
                    --------------------------------------------------
 Earnings from
  continuing
  operations          32,986         -          -        727   33,713

 Discontinued
  operations, net of
  tax and minority
  interest:
      Operating
       earnings from
       Lumber Group    1,771         -          -          -    1,771
      Operating
       earnings
       (loss) from
       rental
       properties         36         -          -        (36)       -
      Loss on
       disposition
       of division
       of Lumber
       Group            (661)        -          -          -     (661)
      Gain on
       disposition
       of rental
       properties        691         -          -       (691)       -
                    --------------------------------------------------
                       1,837         -          -       (727)   1,110
                    --------------------------------------------------
 Net earnings        $34,823        $-         $-         $-  $34,823
                    ==================================================

(a) Depreciation
  and amortization -
  Real Estate Groups $37,034    $2,182     $6,981     $1,628  $43,461

(b) Depreciation
  and amortization -
  Non-Real Estate
  Groups                 291         -          7          -      298
                    --------------------------------------------------
      Total
       depreciation
       and
       amortization  $37,325    $2,182     $6,988     $1,628  $43,759
                    ==================================================

(c) Amortization
  of mortgage
  procurement costs
  - Real Estate
  Groups              $5,008    $1,131       $337        $75   $4,289

(d) Amortization
  of mortgage
  procurement costs
  - Non-Real Estate
  Groups                  39         -         64          -      103
                    --------------------------------------------------
  Total
   amortization
   of mortgage
   procurement
   costs              $5,047    $1,131       $401        $75   $4,392
                    ==================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended July 31, 2004, three equity method investments were sold including Chapel Hill Mall, Chapel Hill Suburban, and Manhattan Town Center Mall, resulting in a pre-tax gain on disposition of $31,996 which is included in Equity in Earnings of Unconsolidated Entities in the Company's Consolidated Statement of Earnings.


           Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (GAAP) (in thousands):

                              Six Months Ended July 31, 2005
                    --------------------------------------------------
                                          Plus
                                         Unconsol-
                                          idated     Plus
                      Full Less Invest- Discont- Pro-Rata Consol- Minority ments at inued Consol-
                      idation  Interest  Pro-Rata  Operations  idation
                    --------------------------------------------------

 Revenues from real
  estate operations $620,314   $64,423   $150,046     $3,044 $708,981
 Exclude straight-
  line rent
  adjustment (1)      (8,744)        -          -          -   (8,744)
                    --------------------------------------------------
 Adjusted revenues   611,570    64,423    150,046      3,044  700,237

 Operating expenses  363,526    33,361     93,015      1,408  424,588
 Add back
  depreciation and
  amortization for
  non-Real Estate
  Groups (b)             538         -      9,261          -    9,799
 Add back
  amortization of
  mortgage
  procurement costs
  for non-Real
  Estate Groups (d)      202         -         68          -      270
 Exclude straight-
  line rent
  adjustment (2)      (3,761)        -          -          -   (3,761)
                    --------------------------------------------------
 Adjusted operating
  expenses           360,505    33,361    102,344      1,408  430,896

 Add interest income  13,739     1,177        447          -   13,009
 Add equity in
  earnings of
  unconsolidated
  entities            29,916         -    (25,370)         -    4,546
 Remove gain on
  disposition
  recorded on equity
  method             (18,497)        -     18,497          -        -
 Add back provision
  for decline
  recorded on equity
  method                 704         -       (704)         -        -
 Add back equity
  method
  depreciation and
  amortization
  expense (see
  below)              14,134         -    (14,134)         -        -
                    --------------------------------------------------

 Net Operating
  Income             291,061    32,239     26,438      1,636  286,896

 Interest expense,
  including early
  extinguishment of
  debt              (143,547)  (15,263)   (26,438)    (1,071)(155,793)

 Gain on disposition
  of equity method
  rental properties
  (e)                 18,497         -          -          -   18,497

 Gain on disposition
  of rental
  properties and
  other investments      606         -          -          -      606

 Provision for
  decline in real
  estate              (2,620)      (46)         -          -   (2,574)

 Provision for
  decline in real
  estate of equity
  method rental
  properties            (704)        -          -          -     (704)

 Depreciation and
  amortization -
  Real Estate Groups
  (a)                (85,837)   (7,994)   (13,531)      (863) (92,237)

 Amortization of
  mortgage
  procurement costs
  - Real Estate
  Groups (c)          (6,560)   (1,545)      (603)       (15)  (5,633)

 Straight-line rent
  adjustment (1) +
  (2)                  4,983         -          -          -    4,983

 Equity method
  depreciation and
  amortization
  expense (see
  above)             (14,134)        -     14,134          -        -
                    --------------------------------------------------

 Earnings before
  income taxes        61,745     7,391          -       (313)  54,041

 Income tax
  provision          (11,782)        -          -        121  (11,661)
                    --------------------------------------------------
 Earnings before
  minority interest,
  discontinued
  operations
  and cumulative
  effect of
  change in
  accounting
  principle           49,963     7,391          -       (192)  42,380

 Minority Interest    (7,391)   (7,391)         -          -        -
                    --------------------------------------------------
 Earnings from
  continuing
  operations          42,572         -          -       (192)  42,380

 Discontinued
  operations, net of
  tax and minority
  interest:
     Operating
      earnings from
      Lumber Group         -         -          -          -        -
     Operating
      earnings
      (loss) from
      rental
      properties        (192)        -          -        192        -
     Loss on
      disposition of
      division of
      Lumber Group         -         -          -          -        -
     Gain on
      disposition of
      rental
      properties           -         -          -          -        -
                    --------------------------------------------------
                        (192)        -          -        192        -
                    --------------------------------------------------

 Cumulative effect
  of change in
  accounting
  principle, net of
  tax                      -         -          -          -        -

                    --------------------------------------------------
 Net earnings        $42,380        $-         $-         $-  $42,380
                    ==================================================


(a) Depreciation
  and amortization -
  Real Estate Groups $85,837    $7,994    $13,531       $863  $92,237

(b) Depreciation
  and amortization -
  Non-Real Estate
  Groups                 538         -      9,261          -    9,799
                    --------------------------------------------------
  Total depreciation
   and
   amortization      $86,375    $7,994    $22,792       $863 $102,036
                    ==================================================

(c) Amortization
  of mortgage
  procurement costs
  - Real Estate
  Groups              $6,560    $1,545       $603        $15   $5,633

(d) Amortization
  of mortgage
  procurement costs
  - Non-Real Estate
  Groups                 202         -         68          -      270
                    --------------------------------------------------
  Total
   amortization
   of mortgage
   procurement
   costs              $6,762    $1,545       $671        $15   $5,903
                    ==================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the six months ended July 31, 2005, two equity method investments were sold including Showcase and Colony Place, resulting in a pre-tax gain on disposition of $18,497. For the six months ended July 31, 2004, three equity method investments were sold including Chapel Hill Mall, Chapel Hill Suburban, and Manhattan Town Center Mall, resulting in a pre-tax gain of $31,996 which is included in Equity in Earnings of Unconsolidated Entities in the Company's Consolidated Statement of Earnings.


                              Six Months Ended July 31, 2004
                    --------------------------------------------------
                                          Plus
                                         Unconsol-
                                          idated     Plus
                      Full Less Invest- Discont- Pro-Rata Consol- Minority ments at inued Consol-
                      idation  Interest  Pro-Rata  Operations  idation
                    --------------------------------------------------

 Revenues from real
  estate operations $504,495   $80,055   $133,106    $15,261 $572,807
 Exclude straight-
  line rent
  adjustment (1)      (5,137)        -          -       (647)  (5,784)
                    --------------------------------------------------
 Adjusted revenues   499,358    80,055    133,106     14,614  567,023

 Operating expenses  283,939    45,241     78,695      6,666  324,059
 Add back
  depreciation and
  amortization for
  non-Real Estate
  Groups (b)             581         -         40          -      621
 Add back
  amortization of
  mortgage
  procurement costs
  for non-Real
  Estate Groups (d)       99         -        118          -      217
 Exclude straight-
  line rent
  adjustment (2)      (6,308)        -          -        (14)  (6,322)
                    --------------------------------------------------
 Adjusted operating
  expenses           278,311    45,241     78,853      6,652  318,575

 Add interest income   4,052       792        (40)        56    3,276
 Add equity in
  earnings of
  unconsolidated
  entities            49,894        (4)   (47,079)         -    2,819
 Remove gain on
  disposition
  recorded on equity
  method             (31,996)        -     31,996          -        -
 Add back provision
  for decline
  recorded on equity
  method                   -         -          -          -        -
 Add back equity
  method
  depreciation and
  amortization
  expense (see
  below)              14,588         -    (14,351)         -      237
                    --------------------------------------------------

 Net Operating
  Income             257,585    35,602     24,779      8,018  254,780

 Interest expense,
  including early
  extinguishment of
  debt              (115,367)  (14,116)   (24,779)    (4,975)(131,005)

 Gain on disposition
  of equity method
  rental properties
  (e)                 31,996         -          -          -   31,996

 Gain on disposition
  of rental
  properties and
  other investments        -         -          -     20,640   20,640

 Provision for
  decline in real
  estate                   -         -          -          -        -

 Provision for
  decline in real
  estate of equity
  method rental
  properties               -         -          -          -        -

 Depreciation and
  amortization -
  Real Estate Groups
  (a)                (73,481)   (4,071)   (13,787)    (3,157) (86,354)

 Amortization of
  mortgage
  procurement costs
  - Real Estate
  Groups (c)          (6,910)   (1,310)      (564)      (149)  (6,313)

 Straight-line rent
  adjustment (1) +
  (2)                 (1,171)        -          -        633     (538)

 Equity method
  depreciation and
  amortization
  expense (see
  above)             (14,588)        -     14,351          -     (237)
                    --------------------------------------------------

 Earnings before
  income taxes        78,064    16,105          -     21,010   82,969

 Income tax
  provision          (25,067)        -          -     (8,309) (33,376)
                    --------------------------------------------------
 Earnings before
  minority interest,
  discontinued
  operations
  and cumulative
  effect of
  change in
  accounting
  principle           52,997    16,105          -     12,701   49,593

 Minority Interest   (16,105)  (16,105)         -          -        -
                    --------------------------------------------------
 Earnings from
  continuing
  operations          36,892         -          -     12,701   49,593

 Discontinued
  operations, net of
  tax and minority
  interest:
     Operating
      earnings from
      Lumber Group     4,355         -          -          -    4,355
     Operating
      earnings
      (loss) from
      rental
      properties         223         -          -       (223)       -
     Loss on
      disposition of
      division of
      Lumber Group      (661)        -          -          -     (661)
     Gain on
      disposition of
      rental
      properties      12,478         -          -    (12,478)       -
                    --------------------------------------------------
                      16,395         -          -    (12,701)   3,694
                    --------------------------------------------------

 Cumulative effect
  of change in
  accounting
  principle, net of
  tax                (11,261)        -          -          -  (11,261)
                    --------------------------------------------------
 Net earnings        $42,026        $-         $-         $-  $42,026
                    ==================================================


(a) Depreciation
  and amortization -
  Real Estate Groups $73,481    $4,071    $13,787     $3,157  $86,354

(b) Depreciation
  and amortization -
  Non-Real Estate
  Groups                 581         -         40          -      621
                    --------------------------------------------------
  Total depreciation
   and
   amortization      $74,062    $4,071    $13,827     $3,157  $86,975
                    ==================================================

(c) Amortization
  of mortgage
  procurement costs
  - Real Estate
  Groups              $6,910    $1,310       $564       $149   $6,313

(d) Amortization
  of mortgage
  procurement costs
  - Non-Real Estate
  Groups                  99         -        118          -      217
                    --------------------------------------------------
   Total
    amortization
    of mortgage
    procurement
    costs             $7,009    $1,310       $682       $149   $6,530
                    ==================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the six months ended July 31, 2005, two equity method investments were sold including Showcase and Colony Place, resulting in a pre-tax gain on disposition of $18,497. For the six months ended July 31, 2004, three equity method investments were sold including Chapel Hill Mall, Chapel Hill Suburban, and Manhattan Town Center Mall, resulting in a pre-tax gain of $31,996 which is included in Equity in Earnings of Unconsolidated Entities in the Company's Consolidated Statement of Earnings.



            Forest City Enterprises, Inc. and Subsidiaries
                  Supplemental Operating Information

                              Net Operating Income (in thousands)
                         ---------------------------------------------
                               Three Months Ended July 31, 2005
                         ---------------------------------------------
                                             Plus
                                           Unconsol-
                                            idated     Plus
                           Full     Less    Invest-  Discont- Pro-Rata
                          Consol- Minority ments at   inued    Consol-
                          idation Interest Pro-Rata Operations idation
                         ---------------------------------------------
Commercial Group
 Retail
  Comparable              $36,659  $4,469   $3,227        $-  $35,417
 ---------------------------------------------------------------------
  Total                    48,028   5,657    3,328         -   45,699

 Office Buildings
  Comparable               34,188   4,983      859         -   30,064
 ---------------------------------------------------------------------
  Total                    43,887   5,460      933         -   39,360

 Hotels
  Comparable               10,399   2,607      469         -    8,261
 ---------------------------------------------------------------------
  Total                    10,399   2,607      469         -    8,261

 Earnings from Commercial
  Land Sales               12,017       -        -         -   12,017
 Development Fees and
  Other                    (2,487)     60     (297)        -   (2,844)

Total Commercial Group
  Comparable               81,246  12,059    4,555         -   73,742
 ---------------------------------------------------------------------
  Total                   111,844  13,784    4,433         -  102,493

Residential Group
 Apartments
  Comparable               22,690     889    6,129         -   27,930
 ---------------------------------------------------------------------
  Total                    24,756   1,382    8,133       819   32,326

Total Real Estate Groups
  Comparable              103,936  12,948   10,684         -  101,672
 ---------------------------------------------------------------------
  Total                   136,600  15,166   12,566       819  134,819

Land Development Group     21,047   1,171      134         -   20,010

The Nets                   (4,620)      -      807         -   (3,813)

Corporate Activities       (7,393)      -        -         -   (7,393)
----------------------------------------------------------------------
Grand Total              $145,634 $16,337  $13,507      $819 $143,623


                              Net Operating Income (in thousands)
                         ---------------------------------------------
                               Three Months Ended July 31, 2004
                         ---------------------------------------------
                                            Plus
                                          Unconsol-
                                           idated
                                           Invest-    Plus
                           Full     Less    ments   Discont- Pro-Rata
                          Consol- Minority at Pro-   inued    Consol-
                          idation Interest   Rata  Operations idation
                         ---------------------------------------------
Commercial Group
 Retail
  Comparable              $36,061  $4,417   $3,141        $-  $34,785
  --------------------------------------------------------------------
  Total                    39,700   4,346    3,548       594   39,496

 Office Buildings
  Comparable               34,472   4,908    1,014         -   30,578
  --------------------------------------------------------------------
  Total                    38,696   4,383    1,116       946   36,375

 Hotels
  Comparable                8,709   1,822      623         -    7,510
  --------------------------------------------------------------------
  Total                     8,709   1,822      623         -    7,510

 Earnings from Commercial
  Land Sales                  367       -        -         -      367
 Development Fees and
  Other                    16,313   4,316     (192)        -   11,805

Total Commercial Group
  Comparable               79,242  11,147    4,778         -   72,873
  --------------------------------------------------------------------
  Total                   103,785  14,867    5,095     1,540   95,553

Residential Group
 Apartments
  Comparable               22,203     977    6,127         -   27,353
  --------------------------------------------------------------------
  Total                    23,695   1,020    6,901     2,219   31,795

Total Real Estate Groups
  Comparable              101,445  12,124   10,905         -  100,226
  --------------------------------------------------------------------
  Total                   127,480  15,887   11,996     3,759  127,348

Land Development Group     18,280     773      222         -   17,729

The Nets                        -       -        -         -        -

Corporate Activities       (7,231)      -        -         -   (7,231)
----------------------------------------------------------------------
Grand Total              $138,529 $16,660  $12,218    $3,759 $137,846


                         ---------------------------------------------
                                           % Change
                         ---------------------------------------------
                           Full Consolidation  Pro-Rata Consolidation
                         ---------------------------------------------
Commercial Group
 Retail
  Comparable                               1.7%                   1.8%
 ---------------------------------------------------------------------
  Total

 Office Buildings
  Comparable                              -0.8%                  -1.7%
 ---------------------------------------------------------------------
  Total

 Hotels
  Comparable                              19.4%                  10.0%
 ---------------------------------------------------------------------
  Total

 Earnings from Commercial
  Land Sales
 Development Fees and
  Other

Total Commercial Group
  Comparable                               2.5%                   1.2%
 ---------------------------------------------------------------------
  Total

Residential Group
 Apartments
  Comparable                               2.2%                   2.1%
 ---------------------------------------------------------------------
  Total

Total Real Estate Groups
  Comparable                               2.5%                   1.4%
 ---------------------------------------------------------------------
  Total

Land Development Group

The Nets

Corporate Activities
 ---------------------------------------------------------------------
Grand Total


            Forest City Enterprises, Inc. and Subsidiaries
                  Supplemental Operating Information

                             Net Operating Income (in thousands)
                       -----------------------------------------------
                               Six Months Ended July 31, 2005
                       -----------------------------------------------
                                          Plus
                                         Unconsol-
                                          idated    Plus
                         Full     Less    Invest-  Discont-  Pro-Rata
                        Consol- Minority ments at   inued     Consol-
                        idation Interest Pro-Rata Operations  idation
                       -----------------------------------------------
Commercial Group
 Retail
  Comparable            $76,954  $9,172    $6,590         $-  $74,372
  --------------------------------------------------------------------
  Total                  89,820  10,539     6,722          -   86,003

 Office Buildings
  Comparable             81,846  10,854     2,040          -   73,032
  --------------------------------------------------------------------
  Total                  87,850  10,799     1,984          -   79,035

 Hotels
  Comparable             14,416   3,730       987          -   11,673
  --------------------------------------------------------------------
  Total                  14,416   3,730       987          -   11,673

 Earnings from
  Commercial Land Sales  31,369   1,752         -          -   29,617
 Development Fees and
  Other                    (851)    327      (665)         -   (1,843)

Total Commercial Group
  Comparable            173,216  23,756     9,617          -  159,077
  --------------------------------------------------------------------
  Total                 222,604  27,147     9,028          -  204,485

Residential Group
 Apartments
  Comparable             45,074   1,887    12,124          -   55,311
  --------------------------------------------------------------------
  Total                  50,481   2,477    15,695      1,636   65,335

Total Real Estate
 Groups
  Comparable            218,290  25,643    21,741          -  214,388
  --------------------------------------------------------------------
  Total                 273,085  29,624    24,723      1,636  269,820

Land Development Group   47,495   2,615       239          -   45,119

The Nets                (13,216)      -     1,476          -  (11,740)

Corporate Activities    (16,303)      -         -          -  (16,303)
----------------------------------------------------------------------
Grand Total            $291,061 $32,239   $26,438     $1,636 $286,896


                             Net Operating Income (in thousands)
                       -----------------------------------------------
                               Six Months Ended July 31, 2004
                       -----------------------------------------------
                                          Plus
                                         Unconsol-
                                          idated     Plus
                         Full     Less    Invest-   Discont- Pro-Rata
                        Consol- Minority ments at    inued    Consol-
                        idation Interest Pro-Rata  Operations idation
                       -----------------------------------------------

Commercial Group
 Retail
  Comparable            $74,542  $9,096    $6,492         $-  $71,938
  --------------------------------------------------------------------
  Total                  76,872   9,077     7,508      1,271   76,574

 Office Buildings
  Comparable             81,053  10,781     2,159          -   72,431
  --------------------------------------------------------------------
  Total                  79,310  10,780     2,166      1,851   72,547

 Hotels
  Comparable             11,786   2,709     1,246          -   10,323
  --------------------------------------------------------------------
  Total                  11,786   2,709     1,246          -   10,323

 Earnings from
  Commercial Land Sales     348       -         -          -      348
 Development Fees and
  Other                  20,721   9,039      (425)         -   11,257

Total Commercial Group
  Comparable            167,381  22,586     9,897          -  154,692
  --------------------------------------------------------------------
  Total                 189,037  31,605    10,495      3,122  171,049

Residential Group
 Apartments
  Comparable             43,275   2,023    12,505          -   53,757
  --------------------------------------------------------------------
  Total                  49,381   2,285    13,891      4,896   65,883

Total Real Estate
 Groups
  Comparable            210,656  24,609    22,402          -  208,449
  --------------------------------------------------------------------
  Total                 238,418  33,890    24,386      8,018  236,932

Land Development Group   33,270   1,712       393          -   31,951

The Nets                      -       -         -          -        -

Corporate Activities    (14,103)      -         -          -  (14,103)
----------------------------------------------------------------------
Grand Total            $257,585 $35,602   $24,779     $8,018 $254,780


                       -----------------------------------------------
                                          % Change
                       -----------------------------------------------
                          Full Consolidation   Pro-Rata Consolidation
                       -----------------------------------------------

Commercial Group
 Retail
  Comparable                               3.2%                   3.4%
  --------------------------------------------------------------------
  Total

 Office Buildings
  Comparable                               1.0%                   0.8%
  --------------------------------------------------------------------
  Total

 Hotels
  Comparable                              22.3%                  13.1%
  --------------------------------------------------------------------
  Total

 Earnings from
  Commercial Land Sales
 Development Fees and
  Other

Total Commercial Group
  Comparable                               3.5%                   2.8%
  --------------------------------------------------------------------
  Total

Residential Group
 Apartments
  Comparable                               4.2%                   2.9%
  --------------------------------------------------------------------
  Total

Total Real Estate
 Groups
  Comparable                               3.6%                   2.8%
  --------------------------------------------------------------------
  Total

Land Development Group

The Nets

Corporate Activities
  --------------------------------------------------------------------
Grand Total



    CONTACT: Forest City Enterprises, Inc.
             Thomas G. Smith, 216-621-6060
             Thomas T. Kmiecik, 216-621-6060
             On The Web: www.forestcity.net